EXHIBIT 10.8
BELLRING BRANDS, INC.
DEFERRED COMPENSATION PLAN
FOR DIRECTORS
Amended Effective as of March 10, 2022

BELLRING BRANDS, INC.
DEFERRED COMPENSATION PLAN
FOR DIRECTORS
Amended Effective as of
March 10, 2022

TABLE OF CONTENTS
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BELLRING BRANDS, INC.
DEFERRED COMPENSATION PLAN
FOR DIRECTORS
Amended Effective as of
March 10, 2022

PREAMBLE

The purpose of the Plan is to enhance the profitability and value of BellRing Brands, Inc. (the “Company”) for the benefit of its stockholders by providing a nonqualified deferred compensation program to attract and retain qualified Directors who have made or will make important contributions to the success of the Company.

Article I

DEFINITIONS
As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:
1.1“Account” means the bookkeeping account established for each Participant to reflect amounts credited to such Participant under the Plan.
1.2“Acquiring Person” means any person or group of Affiliates or Associates who is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding Stock.
1.3“Affiliate” or “Associate” shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
1.4“Allocation Date” means each day the New York Stock Exchange is open for business.
1.5“Beneficiary” means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his or her Account that remains undistributed at his or her death.
1.6“Board” means the Board of Directors of the Company.
1.7“Change in Control” means any of the following:
(i)    Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.
(ii)    An individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) (in each case, together with such individual’s, entity’s or group’s prior ownership of the Company) the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Voting Control”), provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control;
(A)    any direct or indirect acquisition or beneficial ownership by the Company or any of its and their subsidiaries,

(B)    the direct or indirect acquisition or beneficial ownership of additional securities of the Company entitled to vote generally in the election of directors or of the right to direct the vote of such securities by an individual, entity or group who already beneficially owns Voting Control, or
(C)    any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its subsidiaries.
(iii)    Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:

(A)    all or substantially all of the individuals, entities or groups who were the beneficial owners of Voting Control immediately prior to such Business Combination beneficially own, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company through one or more subsidiaries);
(B)    no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, except to the extent that such individual, entity or group beneficially owned Voting Control prior to the Business Combination; and
(C)    at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv)    The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
(v)    The stockholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, an event described herein shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code.
1.8“Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.
1.9“Committee” means the Corporate Governance and Compensation Committee of the Board or its delegee.
1.10“Company” means BellRing Brands, Inc., a Delaware corporation, and any successor thereto.
1.11“Company Matching Contributions” means the Company contributions described in Section 3.4.
1.12“Compensation” means a Participant’s annual retainer (which may be earned and become payable on a monthly or quarterly basis) from the Company for service on the Board.
1.13“Continuing Director” means any member of the Board, while such person is a member of the Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person’s Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a

representative or nominee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.
1.14“Deferral Account” means the Account established pursuant to Section 3.2.
1.15“Deferral Election” means an agreement between a Participant and the Company under which the Participant agrees to a deferral of his or her Compensation in accordance with Section 3.1 as follows:
(a)a specified percentage (from 0% to 100%) of a Participant’s Compensation;
(b)all of a Participant’s Compensation to up to a specified dollar amount; or
(c)all of a Participant’s Compensation in excess of a specified dollar amount.
1.16“Director” means a member of the Board.
1.17[Reserved.]
1.18“401(k) Plan” means the BellRing Brands, Inc. 401(k) Plan.
1.19 “Exchange Act” means the Securities Exchange Act of 1934 as amended.
1.20“Fund” means one or more of the measurement investment funds available under the Plan for purposes of crediting or debiting hypothetical investment gains and losses to the Accounts of Participants. The investment funds available under the Plan shall be identical to the extent possible to those approved by the Employee Benefits Trustees Committee under the 401(k) Plan. Each Fund shall be subject to all terms, conditions and fees established from time to time by the Fund sponsor.
1.21“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (iii) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (other than a solicitation of proxies by the Incumbent Board) or (iv) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.
1.22“Matching Contributions Account”
1.23means the Account established pursuant to Section 3.4(a).
1.23 “Parent” means a “parent” within the meaning of Rule 405 of the Securities Act of 1933, as amended, or any successor provision.
1.24    “Participant” means any Director who participates in the Plan.

1.25    “Plan” means the BellRing Brands, Inc. Deferred Compensation Plan for Directors, as originally adopted and as from time to time amended.
1.26    “Plan Year” means the accounting year of the Plan, which ends on December 31.
1.27    “Separation from Service” means a separation from service with the Company within the meaning of Section 409A of the Code.
1.28    “Stock” means the Company’s $.01 par value common stock or any such other security outstanding upon the reclassification of the Company’s common stock, including, without limitation, any Stock split-up, Stock dividend, or other distributions of stock in respect of Stock, or any reverse Stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.
1.29“Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152 of the Code (without regard to 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Company will determine the existence of an Unforeseeable Emergency, based on the supporting facts, circumstances, and documentation provided by the Participant.

Article II

PARTICIPATION IN THE PLAN
1.1Eligibility. Participation in the Plan shall be limited to Directors who earn Compensation.
1.2Commencement of Participation. To participate in the Plan, a Director shall defer Compensation earned during a Plan Year by making a Deferral Election with respect to such Compensation, in the manner set forth in Section 3.1.

Article III

ACCOUNTS
1.1Deferral Election. Each Plan Year, a Participant may execute a Deferral Election under which he or she may elect to defer all or a portion of his or her Compensation earned during such Plan Year until his or her Separation from Service. A Deferral Election is irrevocable upon the beginning of the Plan Year to which it applies. Any Deferral Election shall be made prior to the commencement of the Plan Year in which the Compensation that is the subject of the Deferral Election will be earned. Notwithstanding the foregoing, an individual who first becomes a Director subsequent to the first day of any Plan Year (and was not previously eligible to participate in a plan which is treated with this Plan as one plan under Treasury Regulation section 1.409A-1(c)(2)) may make a Deferral Election, applicable to the period from the Director’s initial entry date to the end of the Plan Year, provided the Deferral Election is made within 30 days of becoming a Director and prior to the performance of services by a Participant for the period covered by the election. Each Deferral Election shall be in a form designated by the President and Chief Executive Officer or the Senior Vice President and General Counsel of the Company and consistent with the terms of the Plan.
1.2Account Reflecting Deferred Compensation. The Company shall establish and maintain a separate Account for each Participant which shall reflect the amount of the Participant’s total contributions under this Plan and all credits or charges under Section 3.3 from time to time. All amounts credited or charged to a Participant’s Account hereunder shall be in a manner and form determined within the sole discretion of the Committee. The amount of a Participant’s Compensation deferred by a Deferral Election and all earnings thereon shall be credited to the Participant’s Deferral Account as soon as administratively practicable.
1.3Credits or Charges.
(a)Earnings or Losses. As of each Allocation Date during a Plan Year, a Participant’s Account shall be credited or debited with earnings or losses approximately equal to the earnings, gain or loss on the Funds indicated as preferred by a Participant for the Plan Year or for the portion of such Plan Year in which the Account is deemed to be invested.
(b)Balance of Account. As of each Allocation Date, the amount credited to a Participant’s Account shall be the amount credited to his or her Account as of the immediately preceding Allocation Date, plus the Participant’s contribution credits since the immediately preceding Allocation Date, minus any amount that is paid to or on behalf of a Participant pursuant to this Plan subsequent to the immediately preceding Allocation Date, plus or minus any hypothetical investment gains or losses determined pursuant to Section 3.3(a) above.
(c)Change in Control. Upon a Change in Control, all amounts deemed to be invested in the BellRing Brands, Inc. Common Stock Fund shall be immediately converted to a Fund that is a money market fund.
1.4Company Matching Deferral.
(a)Company Matching Deferral. Upon a Participant’s deferral credited to the BellRing Brands, Inc. Common Stock Fund, the Company shall credit the Participant’s Account with an additional amount credited to the BellRing Brands, Inc.

Common Stock Fund equal to 33-1/3% of the Participant’s deferral. Such Company matching contributions and all earnings thereon are hereinafter referred to as “Company Matching Contributions.” Company Matching Contributions for a Participant shall be credited to the Participant’s Matching Contributions Account at the same time as the related Participant’s Deferral Election amounts are credited pursuant to Section 3.2. Notwithstanding anything herein to the contrary, in no event shall a Company matching contribution be made with respect to a deferral that was initially credited to a Fund other than the BellRing Brands, Inc. Common Stock Fund.
(b)Investment of Company Matching Contributions. All Company Matching Contributions credited to a Participant shall be deemed to be invested in the BellRing Brands, Inc. Common Stock Fund.
1.5Investment, Management and Use. The Company shall have sole control and discretion over the investment, management and use of all amounts credited to a Participant’s Account until such amounts are distributed pursuant to Article V. Notwithstanding any other provision of this Plan or any notice, statement, summary or other communication provided to a Participant that may be interpreted to the contrary, the Funds are to be used for measurement purposes only, and a Participant’s election of any such Fund, the determination of credits and debits to his or her Account based on such Funds, the Company’s actual ownership of such Funds, and any authority granted under this Plan to a Participant to change the investment of the Company’s assets, if any, may not be considered or construed in any manner as an actual investment of the Account in any such Fund or to constitute a funding of this Plan.
1.6Valuation of Stock. In any situation in which it is necessary to value Stock, the value of the Stock shall be the closing price as reported by the New York Stock Exchange — Composite Transactions on the date in question, or, if the Stock is not quoted on such composite tape or if the Stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act, on which the Stock is listed, or if the Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of the Stock during the ten (10) days immediately preceding the date in question on the Financial Industry Regulatory Authority (FINRA) Market Data Center, or if no such quotations are available, the fair market value on the date in question of a share of the Stock as determined by a majority of the Continuing Directors in good faith.

Article IV

FUNDS
1.1Fund Selection. Except for Company Matching Contributions described in Section 3.4, the rate at which earnings and losses shall be credited to a Participant’s Account shall be determined in accordance with one or more Funds selected by the Participant; if a Participant does not select a Fund the Fund applicable for that Participant shall be the Fund that is a money market fund.
If a Fund elected by a Participant is removed, a Fund selected by the Employee Benefit Trustees Committee under the 401(k) Plan shall apply in its place until the Participant elects a replacement Fund. For purposes of calculating earnings and losses attributable to a Fund, any amount shall be deemed to be invested in the Fund as of the date determined appropriate by the Committee.
1.2Exchange. Subject to the next sentence and any limitations established by the Committee, including the timeliness of a request, a Participant may exchange Funds as of the close of each business day. An amount attributable to an investment in the BellRing Brands, Inc. Common Stock Fund may not be exchanged for another Fund.

Article V

DISTRIBUTION OF ACCOUNT
1.1Time of Distribution.
(a)General. Payment of the amount credited to a Participant’s Account shall be made or commence as soon as administratively practicable following the earlier of the following:
(i)the occurrence of an Unforeseeable Emergency; provided that a withdrawal with respect to an Unforeseeable Emergency may not exceed the amount necessary to satisfy the emergency need, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets itself would not cause severe financial hardship); or
(ii)the Participant’s Separation from Service.
(b)Specified Employee. Notwithstanding any provision of the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no portion of his or her Account shall be distributed on account of a Separation of Service before the earlier of (a) the date which is six (6) months following the date of the Participant’s Separation of Service, or (b) the date of death of the Participant. Amounts that would have been paid during the delay will be paid on the first business day following the end of the six-month delay. The Company’s specified employees shall be determined in accordance with the special rules for spin-offs under Treas. Reg. Section 1.409A-1(i)(6)(iii), or any successor thereto, for the period indicated in such regulation.
(c)Deferred Time of Payment. In the discretion of the Committee, a Participant may elect to modify the form and time at which payment of his or her benefit shall be paid, in accordance with the following:

(i) any such election must be received by the Committee or its designee no less than twelve (12) months prior to the Participant’s scheduled payment date (or, in the case of annual installments pursuant to Section 5.3(b) or 5.3(c) twelve (12) months prior to the date the first amount was scheduled to be paid), if applicable;
(ii) The election shall not take effect until twelve (12) months after the date on which the new election is made; and
(iii) the payment with respect to which such election is made is deferred for a period of not less than 5 years from the date the payment otherwise would have been made (or, in the case of annual installments pursuant to Section 5.3(b) or 5.3(c), 5 years from the date the first amount was schedule to be paid).

(d)Limitations. The Committee, in its discretion, may limit the number of times a Participant may modify his or her elected time of payment and establish such other limitations as it deems advisable for the proper administration of the Plan. The time or schedule of any payment under the Plan may not be accelerated except as permitted pursuant to Section 409A of the Code.
1.2Amount Distributed. The amount distributed to a Participant shall be determined as of the Allocation Date as of which distribution is made, or as of the most recent Allocation Date preceding the date as of which distribution is made, pursuant to the Company’s practice for different methods of distributions, with actual payment occurring as soon as practicable thereafter.
1.3Method of Distribution. Distribution under this Plan may be made in any of the following forms elected by the Participant on his or her Deferral Election, subject to change pursuant to Section 5.1:
(a)Single payment in the form(s) determined pursuant to Section 5.4;
(b)Annual installments over five years; or
(c)Annual installments over ten years.
If a Participant does not make a timely election for the method of distribution, his or her method of distribution shall be a single payment in the form(s) determined pursuant to Section 5.4. Notwithstanding anything to the contrary, a Participant’s Account shall be paid in a lump sum if the balance does not exceed the dollar amount under Code section 402(g)(1)(B) ($19,500 for 2020), and if the payment results in the termination and liquidation of the Participant’s entire interest under the Plan, and any other plans that are treated with this Plan as one plan under Treasury Regulation section 1.409A-1(c)(2).
1.4Form of Payment. Subject to the approval of the Company’s stockholders, amounts payable with respect to the BellRing Brands, Inc. Common Stock Fund shall be paid in Stock. Amounts payable with respect to Funds other than the BellRing Brands, Inc. Common Stock Fund shall be paid in cash, subject to the Committee’s discretion to make payment with respect to any Participant in whole or in part in Stock. To the extent any amount payable with respect to the BellRing Brands, Inc. Common Stock Fund is to be paid in cash, the amount payable shall be the amount of BellRing Brands, Inc. Common Stock Fund units credited to the Participant’s Account multiplied by the per unit fair market value, as determined by the Company, on the date of the Participant’s Separation from Service or Unforeseeable Emergency, with interest accruing at the rate of the Fund that is a money market fund from such date of Separation from Service or Unforeseeable Emergency until the time of distribution, unless otherwise later selected by a Participant and as permitted by the Committee.
1.5Distribution Upon Death. If a Participant dies before commencing the payment of his or her Account, the unpaid Account balance shall be paid to a Participant’s designated Beneficiary in a single payment in the forms determined pursuant to Section 5.4 within sixty (60) days following the Participant’s date of death.
1.6Designation of Beneficiary. A Participant shall designate a Beneficiary on a form to be supplied by the Company. The Beneficiary designation may be changed by the Participant at any time, but any such change shall not be effective until the Beneficiary designation form completed by the Participant is delivered to and received by the Company. In the event that the Company receives more than one Beneficiary designation form from the

Participant, the form bearing the most recent date shall be controlling. If the Company does not have a valid Beneficiary designation of a Participant at the time of the Participant’s death, then the Participant’s Beneficiary shall be the Participant’s surviving spouse, or if none, the Participant’s estate.
1.7Shares Available. Subject to the provisions of this section, and the approval of the Company’s stockholders, the maximum number of shares of Stock that may be delivered to Participants and beneficiaries under the Plan shall be 300,000. The shares of Stock with respect to which distributions may be made under the Plan shall be shares of Stock currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares of Stock, including shares of Stock purchased in the open market or in private transactions. The Company shall make automatic and appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for delivery to Participants and beneficiaries under the Plan to give effect to adjustments made in the number or type of shares through a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, a statutory share exchange involving capital stock of the Company, a divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock compensation or exchange, rights offering, spin-off or other relevant change, provided that fractional shares of Stock shall be rounded to the nearest whole share of Stock, for which purpose one-half share shall be rounded down to the nearest whole share.

Article VI

NON-ASSIGNABILITY
1.1Non-Assignability. Neither a Participant nor any Beneficiary of a Participant shall have any right to commute, sell, assign, pledge, transfer or otherwise convey the right to receive his or her Account until his or her Account is actually distributed to a Participant or his or her Beneficiary. The portion of the Account which has not been distributed shall not be subject to attachment, garnishment or execution for the payment of any debts, judgments, alimony or separate maintenance and shall not be transferable by operation of law in the event of bankruptcy or insolvency of a Participant or a Participant’s Beneficiary.

Article VII

VESTING
1.1Vesting. Each Participant shall be fully (100%) vested in his or her entire Account balance at all times.

Article VIII

AMENDMENT OR TERMINATION OF THE PLAN
1.1Power to Amend Plan. The power to amend, modify or terminate this Plan at any time is reserved to the Committee, except that the Chief Executive Officer of the Company may make amendments to resolve ambiguities, supply omissions and cure defects, any amendments deemed necessary or desirable to comply with federal tax law or regulations to avoid adverse tax consequences, which shall be reported to the Committee. Notwithstanding the foregoing, no amendment, modification or termination which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of Compensation prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby. Any amendment made to this Plan shall be in accordance with Code section 409A and the regulations thereunder. Any amendment made in accordance with this Section 8.1 is binding upon all Participants and their Beneficiaries, the Committee and all other parties in interest.
1.2Distribution of Plan Benefits Upon Termination. Upon the full termination of the Plan, the Committee shall direct the distribution of the benefits of the Plan to the Participants in a manner that is consistent with and satisfies the provisions of Article V and Section 409A of the Code to the extent applicable.
1.3When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.
1.4Restriction on Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.

Article IX

PLAN ADMINISTRATION
1.1Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers, which the Board or the Committee may delegate to officers of the Company or its Parent:
(a)to determine all questions relating to eligibility to participate in the Plan;
(b)to compute and certify to an appropriate party the amount and kind of distributions payable to Participants and their Beneficiaries;
(c)to maintain all records necessary for the administration of the Plan that are not maintained by any record keeper;
(d)to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;
(e)to establish and modify the method of accounting for the Plan;
(f)to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and
(g)to perform any other acts necessary and proper for the administration of the Plan.
1.2Indemnification.
(a)Indemnification of Members of the Committee by the Company. The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her action or failure to act in such capacity, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.
(b)Liabilities for Which Members of the Committee are Indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or her or the settlement thereof.
(c)Company’s Right to Settle Claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.
1.3Claims Procedure. A Participant or Beneficiary or other person who feels he or she is entitled to a benefit or right provided under the Plan (hereinafter referred to as “Claimant”) may make a claim, i.e., a request for benefits under this Plan, pursuant to the following procedures.
(a)Company Action. The Company shall, within 90 days after its receipt of such claim, make its determination. However, if special circumstances require an extension of time for processing the claim, the Company shall furnish the Claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished, and shall provide such Claimant with its determination not later than 180 days after receipt of the Claimant’s claim.
In the event the claim is denied, the Company shall provide such Claimant a written statement of the Adverse Benefit Determination, as defined in Subsection (d) below. The notice of Adverse Benefit Determination shall be delivered or mailed to the Claimant by certified or registered mail to his or her last known address, which statement shall contain the following:
(i)the specific reason or reasons for Adverse Benefit Determination;
(ii)a reference to the specific provisions of the Plan upon which the Adverse Benefit Determination is based;
(iii)a description of any additional material or information that is necessary for the Claimant to perfect the claim;
(iv)an explanation of why that material or information is necessary; and
(v)an explanation of the review procedure provided below.
(b)Procedures for Appealing an Adverse Benefit Determination. Within 60 days after receipt of a notice of an Adverse Benefit Determination as provided above, if the Claimant disagrees with the Adverse Benefit Determination, the Claimant, or his or her authorized representative, may request, in writing, that the Committee review his or her claim and may request to appear before the Committee for such review. If the Claimant does not request a review of the Adverse Benefit Determination within such 60-day period, he or she shall be barred and estopped from appealing the Company’s Adverse Benefit Determination. Any appeal shall be filed with the Committee at the address prescribed by the Committee, and it shall be considered filed on the date it is received by the addressee.
The Claimant shall have the rights to:
(i)submit written comments, documents, records and other information relating to the claim for benefits; other information relevant to his or her claim for benefits.
(ii)request, free of charge, reasonable access to, and copies of all documents, records and other information relevant to his or her claim or benefits.
(c)Response on Appeal. Within 60 days after receipt by the Committee of a written application for review of a Claimant’s claim, the Committee shall notify the Claimant of its decision by delivery or by certified or registered mail to his or her last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Committee shall so notify the Claimant of its decision not later than 120 days after receipt of such application.
In the event the Committee’s decision on appeal is adverse to the Claimant, the Committee shall issue a written notice of an Adverse Benefit Determination on Appeal that will contain all of the following information, in a manner calculated to be understood by the Claimant:
(i)the specific reason(s) for the Adverse Benefit Determination on Appeal;
(ii)reference to specific plan provisions on which the benefit determination is based;
(iii)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits.
(d)Definition. As used herein, the term “Adverse Benefit Determination” shall mean a determination that results in any of the following: the denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of the Claimant’s eligibility to participate in the Plan.
(e)A Claimant may bring a legal action with respect to a claim only if (i) all procedures described above have been exhausted, and (ii) the action is commenced within ninety (90) days after a decision on review is furnished. In light of the Company’s substantial contacts with the State of Missouri and the fact that the Company is headquartered in St. Louis, Missouri, any legal action brought by a Claimant shall be filed and conducted exclusively in the federal courts in the Eastern District of Missouri.
1.4Expenses. All expenses of the Committee with respect to the Plan shall be paid by the Company.
1.5Conclusiveness of Action. Any action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights under the Plan, including Beneficiaries.
1.6Release of Liability. By participating in the Plan, each Participant and Beneficiary automatically releases the Company, its employees, the Committee, the Board and each member of the Board from any liability due to any failure to follow the requirements of Code section 409A, unless such failure was the result of an action or failure to act that was undertaken by the Company in bad faith.

Article X

MISCELLANEOUS
1.1Plan Not a Contract of Employment. The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant or to be a consideration for the employment or retention as a member of the Board of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his or her rights as a Participant in the Plan.
1.2No Rights Under Plan Except as Set Forth Herein; Unsecured General Creditor Status. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto. The obligations of the Company under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. The benefits paid under the Plan shall be paid from the general assets of the Company, and the Participants and any Beneficiary or their heirs or successors shall be unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Notwithstanding the foregoing, nothing in this Section shall preclude the Company, in its sole discretion, from establishing a “rabbi trust” or other vehicle in connection with the operation of this Plan, provided that no such action shall cause the Plan to fail to be an unfunded plan.
1.3Rules. The Committee shall have full and complete discretionary authority to construe and interpret provisions of the Plan and to determine a Participant’s eligibility for benefits on a uniform, nondiscriminatory basis in similar fact situations. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions shall be uniformly applied to all Participants in similar circumstances.
1.4Withholding of Taxes. The Company shall cause taxes to be withheld from an Account distributed hereunder as required by law, and shall comply with all reporting requirements applicable to amounts deferred and distributed under this Plan.
1.5Severability. If any provision of this Agreement is determined to be invalid or illegal, the remaining provisions shall be effective and shall be interpreted as if the invalid or illegal provision did not exist, unless the illegal or invalid provision is of such materiality that its omission defeats the purposes of the parties in entering into this Agreement.
1.6409A Compliance. If any provision of the Plan is determined not to comply with Code section 409A, the non-compliant provisions shall be interpreted and applied in a manner that complies with Code section 409A and implements the intent of the Plan as closely as possible.
1.7Participant Responsibility. Each Participant is responsible for reviewing the accuracy of the Company’s implementation of Deferral Elections and investment allocations. If a Participant fails to notify the Company of an improper implementation of a Deferral Election or investment allocation within thirty-one (31) days after receiving the first statement or other communications implementing the election or allocation, the Participant is deemed to have elected the implemented Deferral Election or investment allocation.

1.8Rules of Construction
(a)Governing law. The construction and operation of this Plan are governed by the laws of the State of Missouri.
(b)Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.
(c)Singular and plural. Unless clearly inappropriate, singular items refer also to the plural and vice versa.
(d)Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

IN WITNESS WHEREOF, this Plan has been executed this 4th day of April 2022.

BELLRING BRANDS, INC.

                By: /s/ Craig Rosenthal
                Craig Rosenthal
Senior Vice President and General Counsel